EXECUTION VERSION AMENDMENT NO. 1 TO GOVERNANCE AGREEMENT This Amendment No. 1 to the Governance Agreement (this “Amendment”) is made and entered into as of January 7, 2020 by and among Acacia Research Corporation (the “Company”) and the entities and natural persons set forth in the signature pages hereto (collectively, “Starboard”) (each of the Company and Starboard, a “Party” to this Amendment, and collectively, the “Parties”). RECITALS WHEREAS, the Parties entered into that certain Governance Agreement dated November 18, 2019 (the “Governance Agreement”); WHEREAS, the Parties wish to amend the Agreement as set forth herein. NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto, intending to be legally bound hereby, agree as follows: 1. Terms and References. Capitalized terms used but not defined in this Amendment have the meanings given to them in the Governance Agreement. 2. Amendment to Governance Agreement. The definition of “Minimum Ownership Threshold” set forth in Section 1(a)(iii) shall be deleted in its entirety and replaced with the following: “If any Appointed Director (or any Replacement Director (as defined below)) is unable or unwilling to serve as a director and ceases to be a director, resigns as a director, is removed as a director, or for any other reason fails to serve or is not serving as a director at any time prior to the expiration of the Governance Period (as defined below), and at such time Starboard beneficially owns (as determined under Rule 13d-3 promulgated under the Exchange Act (as defined below)) in the aggregate at least 4.0% of the Company’s then-outstanding Common Stock (on an as-converted basis, as applicable) (subject to adjustment for stock splits, reclassifications, combinations and similar adjustments) (the “Minimum Ownership Threshold”), Starboard shall have the ability to recommend a person to be a Replacement Director in accordance with this Section 1(a)(iii) (any such replacement nominee, when appointed to the Board, shall be referred to as a “Replacement Director”).” 3. Governance Agreement Remains Effective. Except as expressly set forth in this Amendment, the Governance Agreement and each document executed and delivered in connection therewith remains in full force and effect in accordance with its terms. The terms and provisions of Sections 6, 8, 9, 10, 11 and 15 of the Governance Agreement are

incorporated herein by reference as if set forth herein and shall apply mutatis mutandis to this Amendment. [The remainder of this page intentionally left blank]

IN WITNESS WHEREOF, this Amendment has been duly executed and delivered by the duly authorized signatories of the Parties as of the date hereof. ACACIA RESEARCH CORPORATION By: /s/ Clifford Press Name: Clifford Press Title: Chief Executive Officer [Signature page to Amendment]

STARBOARD VALUE LP By: Starboard Value GP LLC, its general partner By: /s/ Jeffrey C. Smith Name: Jeffrey C. Smith Title: Authorized Signatory STARBOARD VALUE AND OPPORTUNITY FUND LP By: Starboard Value LP, its investment manager By: /s/ Jeffrey C. Smith Name: Jeffrey C. Smith Title: Authorized Signatory STARBOARD INTERMEDIATE FUND LP By: Starboard Value LP, its investment manager By: /s/ Jeffrey C. Smith Name: Jeffrey C. Smith Title: Authorized Signatory STARBOARD VALUE AND OPPORTUNITY MASTER FUND L LP By: Starboard Value L LP, its general partner By: /s/ Jeffrey C. Smith Name: Jeffrey C. Smith Title: Authorized Signatory [Signature page to Amendment]

STARBOARD VALUE AND OPPORTUNITY C LP By: Starboard Value R LP, its general partner By: /s/ Jeffrey C. Smith Name: Jeffrey C. Smith Title: Authorized Signatory STARBOARD VALUE AND OPPORTUNITY S LLC By: Starboard Value LP, its manager By: /s/ Jeffrey C. Smith Name: Jeffrey C. Smith Title: Authorized Signatory STARBOARD VALUE R LP By: Starboard Value R GP LLC, its general partner By: /s/ Jeffrey C. Smith Name: Jeffrey C. Smith Title: Authorized Signatory STARBOARD VALUE GP LLC By: Starboard Principal Co LP, its member By: /s/ Jeffrey C. Smith Name: Jeffrey C. Smith Title: Authorized Signatory [Signature page to Amendment]

STARBOARD PRINCIPAL CO LP By: Starboard Principal Co GP LLC, its general partner By: /s/ Jeffrey C. Smith Name: Jeffrey C. Smith Title: Authorized Signatory STARBOARD PRINCIPAL CO GP LLC STARBOARD VALUE L LP STARBOARD VALUE R GP LLC By: /s/ Jeffrey C. Smith Name: Jeffrey C. Smith Title: Authorized Signatory JEFFREY C. SMITH PETER A. FELD By: /s/ Jeffrey C. Smith Name: Jeffrey C. Smith Title: Individually and as Attorney- in-Fact for Peter A. Feld [Signature page to Amendment]